Exhibit 10.17

SHARE PURCHASE LOCK-UP AGREEMENT

Private Sales Transaction

THIS AGREEMENT is entered into as of the 25th day of November, 2016 by and between Admaxoffers.com, LLC, a Georgia Limited Liability Corporation, Edward Zimbardi and Brenda Zimbardi, Georgia residents (hereafter referred to as the “Sellers”) and EZJR, Inc. (the “Buyer”), a Nevada corporation, referred to herein as the “Parties”.

WHEREAS, the Sellers report ownership of 1,800,000 Shares (“Selling Shares”) of the common stock of EZJR, Inc. (“the Company”), a Nevada Company, whose stock is quoted on the OTC-Bulletin Board, under the stock symbol EZJR (“Shares”);

WHEREAS, the Sellers desire to sell 500,000 of their Shares to EZJR and EZJR is desirous to purchase 500,000 Shares from the Sellers, in a private transaction, upon the terms and conditions set forth below.

WHEREAS, upon purchase of the 500,000 Shares, EZJR intends to cancel these shares and return them to its corporate treasury.

WHEREAS, the Sellers agree to lock-up their remaining Share ownership in EZJR, based on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which are hereby acknowledged, the Parties hereby agree to the following.

1. Purchase Price. The Sellers agree to sell, transfer and deliver to the Buyer and the Buyer agrees to purchase 500,000 shares of the EZJR, Inc. stock, free and clear of all encumbrances and liens created by the Sellers, for an aggregate purchase price of $25,000 USD (“Purchase Price”).

2. Lock-up. Sellers understand that EZJR is seeking to raise capital in order to build its business. It is easier for the Company to raise capital when its stock price is not depressed. This lock-up agreement adds a level of protection to prevent the Sellers from liquidating their stock holdings and adversely affecting the market of the stock. It is further understood that some of their shares may be eligible for sale under the Securities Act of 1933, as amended, subject to certain limitations included in said Rule. The lock-up agreement shall remain effect until the Sellers’s remaining Shares are registered with the SEC.

3 Demand Registration Rights. EZJR agrees to register half of the Sellers’s remaining shares within 60-days of EZJR trading on any Exchange. Once the Registration Statement becomes effective for the Registered Shares, they are no longer subject to any lock-up agreement. If the Registration Statement is not filed in the 60-day period, EZJR will pay the Sellers a penalty of $1,000 per month until the Registration Statement is filed with the SEC. After the first Registration Statement becomes effective, 366 days later, EZJR agrees to register the remaining half of the shares owned by the Sellers. After each Registration Statement becomes effective, the shares being registered are no longer subject to any lock-up agreement. EZJR will provide all legal opinion letters to remove the legend of the Sellers’s remaining Shares after they are registered. The Sellers will be responsible for any transfer agent fees, and will be responsible to open their own brokerage account.

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4. Stock Certificate Replacements. If the Sellers are unable to find their certificate(s), the Sellers agree to file an affidavit of Lost Certificate with Quicksilver Stock Transfer, and EZJR agrees to indemnify the Stock Transfer Agent, in order to replace the lost certificate(s).

5. Permitted Transfer. Upon the prior written consent of the Company the Stockholder may transfer (the “Permitted Transfer”) Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that each transferee, donee or distributee of the Shares shall sign and deliver to the Company a lock-up letter substantially in the form of this Agreement contemporaneously with such transaction.

6. Representations and Warranties of the Sellers. In order to induce the Buyer to enter into this Agreement and complete its transactions contemplated hereunder, Sellers represent and warrant to Buyer that:

6.1 Sellers have good and marketable title to the Selling Shares, and the Buyer will receive the Selling Shares, free and clear of any liens or encumbrances;

6.2 The Sellers’s ownership of these shares will be delivered to the Buyer in certificate form, with the appropriate signature guarantee (medallion) endorsement.

6.3 Sellers have good and sufficient power, authority and capacity to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein, and the sale of the Selling Shares to Buyer will not violate any other agreement or instrument to which Sellers are a party or by which the Selling Shares are bound.

7. Representations and Warranties of the Buyer. In order to induce the Sellers to enter into this Agreement and complete its transactions contemplated hereunder, Buyer represents and warrants to Sellers that:

7.1 Buyer has the funds to complete this purchase, and agrees to complete the complete its transactions contemplated herein.

7.2 The Buyer has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

8. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

9. Amendment and Modification. Any term of this Agreement may be amended with the written consent of the Company and the Stockholder. No delay or failure on the part of the Company in exercising any power or right under this Agreement shall operate as a waiver of any power or right.

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10. Waiver of Compliance; Consents.

10.1 Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the performance of such obligation, covenant or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

10.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

11. Transfer, Successor and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. As provided above, any Permitted Transfer shall require the transferee to execute a lock up agreement in accordance with the same terms set forth herein. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12. Attorneys’ Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal there from, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

13. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day that is not a Saturday, Sunday or legal holiday.

14. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEVADA. THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN NEVADA.

15. Arbitration. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of this Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

16. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

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17. Confidentiality. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures as it reasonably considers are required by law or necessary to obtain financing. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to, financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation.

18. Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys’ fees).

19. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same. Facsimile copies may act as originals.

IN WITNESS HEREOF, the parties have duly executed this Agreement as of the date written herewith.

Sellers: Admaxoffers.com LLC

By:	/s/ Brenda Zimbardi
Name:	Brenda Zimbardi, President

By:	/s/ Brenda Zimbardi
Name:	Brenda Zimbardi

By:	/s/ Edward Zimbardi
Name:	Edward Zimbardi

Buyer: EZJR, Inc.

By:	/s/ Barry Hall
Name:	Barry Hall
Title:	Chief Executive Officer

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ESCROW AGREEMENT

This Escrow Agreement (hereinafter “Escrow Agreement”) is entered into as of the 25th day of November, 2016 by and among EZJR, a Nevada corporation (“Buyer”) and Admaxoffers.com, LLC, a Georgia Limited Liability Corporation, Edward Zimbardi and Brenda Zimbardi, Georgia residents (hereafter referred to as the “Sellers”) the selling shareholders of EZJR, Inc., and John Dean Harper, Esq., escrow agent.

WITNESSETH

In consideration of the mutual promises, covenants, and representations contained herein,

THE PARTIES HERETO AGREE AS FOLLOWS:

WHEREAS:

A.	EZJR, Inc., is a Nevada corporation, currently traded on the OTC-BB under the stock symbol: EZJR.

B.	The Selling Shareholders of EZJR, Inc. entered into an Share Purchase Lock-Up Agreement to sell 500,000 Common Shares of EZJR, and;

C.	It is necessary to establish a separate escrow account to collect and hold 500,000 Common Shares of EZJR, Inc. and the respective Power of Attorney to transfer these shares, until they are paid-in-full by the Buyer.

D.	It is recognized that the share certificates representing 500,000 shares of EZJR, Inc. may be lost, and a replacement certificate may need to be issued by the Quicksilver Transfer Agent.

E.	The Buyer and Sellers desire that John Dean Harper, attorney at law, via the John Dean Harper Trust Account (“Escrow Holder”), serve as the Escrow Holder in connection with the Share Purchase Lock-Up Agreement.

TERMS:

1. The Buyer will forward the amount of Twenty-five Thousand ($25,000) Dollars (USD) to the escrow agent. The Sellers will transfer 500,000 EZJR Common shares along with the required Power of Attorney endorsement to the escrow agent. If the Sellers do not have their physical stock certificate(s), the Sellers agrees to file a Lost Certificate affidavit with Quicksilver Stock Transfer so that a replacement certificate can be issued. Once the funds and certificate arrive at the office of the escrow agent, the escrow agent will send the funds to the Sellers and the certificate to the Buyer.

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OTHER CONDITIONS:

2.  If for any reason, after the funds are deposited in escrow, and the stock is not deposited with the escrow agent within thirty days, the escrow funds will be returned to the Buyers, per the Buyer’s instructions. Further, if for any reason, the funds are not deposited into the John Dean Harper Client Trust Account by December 15, 2016, this escrow agreement becomes null and void, and the subject shares are released back to the Sellers.

3.  The Escrow Holder shall have no duties or obligations other than those specifically set forth herein. The acceptance by the Escrow Holder of its duties under this Escrow Agreement is subject to the terms and conditions hereof, which shall govern and control with respect to its rights, duties, liabilities and immunities.

4.   John Dean Harper, Esq., the Escrow Holder shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or refraining from acting on any instrument believed by it to be genuine and to have been signed or presented by the proper party or parties, their officers, representatives or agents. So long as the Escrow Holder has acted in good faith or on the advice of counsel or has not been guilty of willful misconduct or gross negligence, the Escrow Holder shall have no liability under, or duty to inquire beyond the terms and provisions, of this Escrow Agreement, and it is agreed that its duties are purely ministerial in nature. Escrow Holder shall, in no event, be liable for any exemplary or consequential damages.

5.  The Escrow Holder does not have any responsibility to review any documents which shall be held in the Escrow Account for accuracy or completeness.

6.  The Escrow holder shall not be obligated to take any legal actions hereunder which might, in the Escrow Holder’s judgment, involve any expense or liability, unless the Escrow Holder shall have been furnished with reasonable indemnity.

7.  The Escrow Holder is not bound in any way by any other contract or Agreement between the parties hereto whether or not the Escrow Holder has knowledge thereof of its terms and conditions and the Escrow Holder’s only duty, liability and responsibility shall be to hold and deal with the Escrow Documents as herein described.

8.  The Escrow Holder shall not be bound by any modification, amendment, termination, cancellation, rescission or super session of this Escrow Agreement unless the same shall be in writing and signed by all of the parties hereto and, if its duties as Escrow Holder hereunder are affected thereby, unless it shall have given prior written consent thereto.

9.  The parties hereto each jointly and severally agree to indemnify the Escrow Holder against, and hold the Escrow Holder harmless from anything which the Escrow Holder may do or refrain from doing in connection with his performance or non-performance as Escrow Holder under this Agreement and any and all losses, costs, damages, expenses, claims and attorneys’ fees suffered or incurred by the Escrow Holder as a result of, in connection with or arising from or out of the acts of omissions of the Escrow Holder in performance of or pursuant to this Agreement, except such acts or omissions as may result from the Escrow Holder’s willful misconduct or gross negligence.

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10. In the event of any disagreement between the Sellers or the Buyer(s) or their representatives or either of them concerning this Escrow Agreement or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with the funds, or in the event that the Escrow Holder is in doubt as to what action the Escrow Holder should take hereunder, the Escrow Holder may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Holder shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Holder shall be entitled to continue so to refrain from acting until:

(a) the rights of the Sellers or Buyer(s) shall have been fully and finally adjudicated through arbitration as provided herein, or by a court of competent jurisdiction; or arbitration.

(b) all differences shall have been adjusted and all doubt resolved by agreement between the parties, and the Escrow Holder have been notified thereof in writing signed by all parties.

11. Should Escrow Holder become involved in litigation or arbitration in any manner whatsoever on account of this agreement or the Funds and/or the stock certificates, the parties hereto (other than Escrow Holder), hereby bind and obligate themselves, their heirs, personal representatives, successors, assigns to pay Escrow Holder, in addition to any charge made hereunder for acting as Escrow Holder, reasonable attorneys’ fees incurred by Escrow Holder, and any other disbursements, expenses, losses, costs and damages in connection with or resulting from such actions.

12. The terms of these instructions are irrevocable by the undersigned unless such revocation is consented to in writing by each of the Sellers or Buyer(s).

13. The Escrow Holder may resign as escrow agent in respect of the Funds by giving written notice to the Buyer(s) or their representatives. The resignation of the Escrow Holder shall be effective, and the Escrow Holder shall cease to be bound by this Escrow Agreement, thirty (30) days following the date that notice of resignation was given.

14. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to or sent by registered mail or certified mail, postage prepaid or such other address as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or faxed.

15. This Escrow Agreement shall be construed in accordance with the laws of the State of Nevada. The parties consent to the jurisdiction of the courts of the State of Nevada and the United States District Court of Nevada, and their respective appellate Courts and further waive objection to venue in any such court for all cases in controversy relating to disagreement or the relationship between the parties.

16. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same. Facsimile copies may act as originals.

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This Escrow Agreement is executed as of November 25, 2016

Sellers:
Admaxoffers.com, LLC

By:	/s/ Brenda Zimbardi
Name:	Brenda Zimbardi
President

By:	/s/ Brenda Zimbardi
Name:	Brenda Zimbardi

By:	/s/ Edward Zimbardi
Name:	Edward Zimbardi

Buyer:
EZJR, Inc.

By:	/s/ Barry Hall
Barry Hall
Chief Executive Officer

Escrow Agent:

By:	/s/ John Dean Harper
John Dean Harper, Esq.
Escrow Agent

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